Consent of Independent Auditors


We consent to the references to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated February 3, 2000 with respect to the consolidated financial statements of IDS Life Insurance Company and to the use of our report dated March 17, 2000 with respect to the financial statements of IDS Life Variable Account 10 - American Express Retirement Advisor Variable Annuity and to the use of our report dated March 17, 2000 with respect to the financial statements of IDS Life Variable Account 10 - American Express Retirement Advisor Variable Annuity - Band 3, included in Post-Effective Amendment No. 2 to the Registration Statement (Form N-4, No. 333-79311) and related Prospectuses for the registration of the American Express Retirement Advisor Variable Annuity Contracts and the American Express Retirement Advisor Variable Annuity - Band 3 Contracts to be offered by IDS life Insurance Company.


/s/ Ernst & Young LLP
    Ernst & Young LLP
Minneapolis, Minnesota
April 24, 2000